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                                                                  EXHIBIT 3.2.4

                                 DPC19871699824
                                   FILED COPY
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           DCC COMPACT CLASSICS, INC.

                                                                    19971095185
                                                                        $ 25.00
                                                             SECRETARY OF STATE
                                                              06-16-97 11:27:07

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the Corporation is DCC Compact Classics, Inc.

SECOND: An amendment {the "Amendment") to the Articles of Incorporation was adopted on November 27, 1996, as prescribed by the Colorado Business Corporation Act, by a vote of the shareholders whose number of such votes was sufficient for approval.

THIRD:   Upon the December 23, 1996 filing date of the Amendment, all issued and outstanding shares of Common Stock of the Corporation held by each shareholder of record on October 23, 1996 was to be combined at a rate of one for three (1:3).

FOURTH: The October 23, 1996 record date stated in the Amendment is hereby changed to October 1, 1997. The Amendment shall remain in full force and effect in all other respects.

         IN WITNESS WHEREOF, the undersigned being the President of this Corporation has executed these Articles of Amendment as of the 17th day of April, 1997.

                                       DCC COMPACT CLASSICS, INC.



                                                       /s/
                                       ---------------------------------
                                       By: Marshall Blonstein, President

ATTEST


By:            /s/
    --------------------------
    Marcia McGovern, Secretary